                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                October 23, 1998
                        (Date of earliest event reported)



                             MSX INTERNATIONAL, INC.
                             (Exact name of registrant as
                             specified in its charter)


           Delaware               333-49821               38-3323099
(State or other jurisdiction      (Commission             (IRS Employer
    of incorporation)             File Number)            Identification No.)

                    275 REX BOULEVARD AUBURN HILLS, MICHIGAN
                    (Address of principal executive offices)

                                      48326
                                   (Zip Code)

                                 (248) 299-1000
              (Registrant's telephone number, including area code)

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

               Effective October 31, 1998, the Company consummated its acquisition of Lexstra International, Inc, and Lexus Temporaries, Inc. ("the Acquisition") pursuant to an Asset Purchase Agreement dated as of October 23, 1998. Under the Asset Purchase Agreement, a wholly-owned subsidiary of MSX International, Inc. purchased substantially all of the assets and assumed substantially all of the operating liabilities of Lexstra International, Inc, and Lexus Temporaries, Inc. The Company did not assume any bank debt. The total purchase price for these net assets was $24 million at the closing with additional payments contingent on achieving certain operating results for the years 1998 through 2000. The Acquisition was initially announced on October 27, 1998 and will be accounted for under the purchase method of accounting. Funding for the transaction was provided by borrowings under the New Credit Facility.

               Lexstra International, Inc. and Lexus Temporaries, Inc. are providers of contract computer consultants, systems analysts, and network support personnel. The companies are headquartered in New York, NY and have locations in Boston, MA, Red Bank, NJ, and Silver Spring, MD. Larry Levine, president of Lexstra International, Inc., and Karen Suss, vice president of Lexus Temporaries, Inc., who founded the companies in 1991, will continue in their senior management roles.

ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS

               (a)    Financial Statements:

               The following financial statements of the businesses acquired are attached hereto:

               LEXSTRA INTERNATIONAL, INC.:

               Report of Independent Accountants ............................F-1

               Balance Sheet as of October 31, 1998 .........................F-2

               Income Statement for the ten month period ended October
               31, 1998 .....................................................F-3

               Statement of Cash Flows for the ten month period ended October
               31, 1998 .....................................................F-4

               Notes to Financial Statements ..........................F-5 - F-7

               LEXUS TEMPORARIES, INC.:

               Report of Independent Accountants ............................F-8

               Balance Sheet as of October 31, 1998 .........................F-9

               Income Statement for the ten month period ended October
               31, 1998 ....................................................F-10

               Statement of Cash Flows for the ten month period ended October
               31, 1998 ....................................................F-11

               Notes to Financial Statements ........................F-12 - F-14

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  January 11, 1999

MSX INTERNATIONAL, INC.


By   /s/ Frederick K. Minturn
     ------------------------
     Frederick K. Minturn
     Executive Vice President, Chief Financial Officer

               LEXSTRA INTERNATIONAL, INC.:

               Report of Independent Accountants ...........................F-15

               Balance Sheets as of December 31, 1997 and 1996 .............F-16

               Statements of Income and Retained Earnings for the years ended
               December 31, 1997 and 1996 ..................................F-17

               Statements of Cash Flows for the years ended December 31, 1997 and 1996 ....................................................F-18

               Notes to Financial Statements ........................F-19 - F-21

               LEXUS TEMPORARIES, INC.:

               Report of Independent Accountants ...........................F-22

               Balance Sheets as of December 31, 1997 and 1996 .............F-23

               Statement of Income and Retained Earnings for the years ended
               December 31, 1997 and 1996 ..................................F-24

               Statements of Cash Flows for the years ended December 31, 1997 and 1996 ....................................................F-25

               Notes to Financial Statements ........................F-26 - F-28


               (b) Pro Forma Consolidated Financial Data

               Pro Forma Financial Data ....................................F-29

               Pro Forma Consolidated Balance Sheet as of September 27,
               1998 (unaudited) ............................................F-30

               Pro Forma Consolidated Statement of Operations for the
               fiscal nine month period ended September 27, 1998
               (unaudited) .................................................F-31

               Pro Forma Consolidated Statement of Operations for the
               fiscal year ended December 28, 1997
               (unaudited) .................................................F-32

               Notes to Pro Forma Consolidated Financial
               Information ..........................................F-33 - F-34


               (c) Exhibits

               The acquisition was previously disclosed, and the related Asset Purchase Agreement was previously filed, under Item 5 of Form 10-Q dated November 11, 1998, and the related exhibits thereto under Item 6(a) Exhibit 10, respectively.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of Lexstra International, Inc.:

In our opinion, the accompanying balance sheet and the related statements of income and cash flows present fairly, in all material respects, the financial position of Lexstra International, Inc. at October 31, 1998, and the results of their operations and their cash flows for the ten month period then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.




/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
January 7, 1999

LEXSTRA INTERNATIONAL, INC.
BALANCE SHEET
as of October 31, 1998


                                     ASSETS

Current assets:
   Cash and cash equivalents                                                              $  1,582,941
   Accounts receivable, net                                                                  5,038,461
   Prepaid expenses and other current assets                                                    29,255

   Due from Lexus Temporaries, Inc.                                                            757,250
                                                                                          ------------

      Total current assets                                                                   7,407,907

Furniture and equipment, net                                                                    92,634
Due from employees                                                                              10,449
Due from stockholders                                                                           62,782
Other assets                                                                                    33,365
                                                                                          ------------

                                                                                          $  7,607,137
                                                                                          ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                                       $    530,639
   Commissions payable                                                                         458,459
   Discounts payable                                                                           406,220
   Accrued payroll and benefits                                                                636,476
                                                                                          ------------

      Total current liabilities                                                              2,031,794
                                                                                          ------------
Stockholders' equity:
   Common stock, no par value; 200 shares authorized, 100 shares issued and outstanding         50,000
   Retained earnings                                                                         5,525,343
                                                                                          ------------

      Total stockholders' equity                                                             5,575,343
                                                                                          ------------

                                                                                          $  7,607,137
                                                                                          ============


The accompanying notes are an integral part of the financial statements.

LEXSTRA INTERNATIONAL, INC.
INCOME STATEMENT
for the ten month period ended October 31, 1998

Net revenues                                                                              $ 21,268,061
Cost of revenues                                                                            15,859,015
                                                                                          ------------

      Gross profit                                                                           5,409,046
                                                                                          ------------
Operating expenses:
   Officers salaries and related benefits                                                      343,655
   Selling                                                                                   2,242,465
   General and administration                                                                  642,451
   Interest                                                                                      3,750
                                                                                          ------------

      Total operating expenses                                                               3,232,321
                                                                                          ------------

      Net income                                                                          $  2,176,725
                                                                                          ============

The accompanying notes are an integral part of the financial statements.

LEXSTRA INTERNATIONAL, INC.
STATEMENT OF CASH FLOWS
for the ten month period ended October 31, 1998


Cash flows from (used in) operating activities:
   Net income                                                                             $ 2,176,725
   Adjustments to reconcile net income to net cash used by operating activities:
      Depreciation                                                                             24,148
      Bad debt expense                                                                         58,000
      Changes in:
         Accounts receivable                                                                 (504,937)
         Prepaid expenses and other current assets                                             56,861
         Accounts payable, accrued expenses and other current liabilities                     724,794
                                                                                          -----------

      Net cash provided by operating activities                                             2,535,591
                                                                                          -----------

Cash flows used in investing activities, acquisitions of property and equipment               (51,372)
                                                                                          -----------

      Net cash used in investing activities                                                   (51,372)
                                                                                          -----------

Cash flows from (used in) financing activities:
   Due from bank                                                                              583,412
   Advances to related party                                                               (1,500,000)
   Due from employees                                                                         (10,449)
                                                                                          -----------

      Net cash used in financing activities                                                  (927,037)
                                                                                          -----------

Net increase in cash and cash equivalents                                                   1,557,182

Cash and cash equivalents, beginning of period                                                 25,759
                                                                                          -----------

Cash and cash equivalents, end of period                                                  $ 1,582,941
                                                                                          ===========

Supplemental disclosures of cash flow information:
   Cash payments for:
      Interest                                                                            $     3,750
                                                                                          ===========

      Income taxes                                                                        $     8,236
                                                                                          ===========


 The accompanying notes are an integral part of the financial statements.

LEXSTRA INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS

 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

    a. NATURE OF BUSINESS: Lexstra International, Inc. (the "Company") provides computer consulting services for high technical content positions in the computer software development field. Services are provided to a diverse corporate client base located primarily in the Northeastern United States.

        Effective October 31, 1998, the stockholders of the Company sold substantially all of the assets and liabilities of the Company to MSX International, Inc.

    b. CASH AND CASH EQUIVALENTS: The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

    c. REVENUE RECOGNITION: Revenues are recognized as contract costs are incurred, and are valued at selling price based on contractual billing rates. Contract costs include direct labor costs and reimbursable expenses.

    d. INCOME TAXES: The Company, with the consent of its stockholders, has elected to be taxed under Subchapter-S of the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders are taxed individually on their pro rata share of the Company's taxable income. Accordingly, no provision or liability for federal or certain state income taxes is reflected in the financial statements. State and local tax provisions, which are not material, have been included in general and administration expenses.

    e. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions also affect the reported amounts of revenue and expenses during the reporting periods. Actual results may differ from such estimates and assumptions.

    f. ADVERTISING: The Company charges advertising costs to expense as incurred. Advertising costs charged to expense for the ten month period ended October 31, 1998 were approximately $45,000.

 2. ACCOUNTS RECEIVABLE, NET:

    Receivables are presented net of aggregate allowances for doubtful accounts of $758,000 at October 31, 1998. Receivables arise from services provided pursuant to contracts or agreements with customers for such services. Accounts receivable include both billed and unbilled receivables. Unbilled receivables amounted to $2,021,925 at October 31, 1998. All billings are expected to be collected with the ensuing year.

 3. NOTE PAYABLE:

    The Company was involved in a banking agreement with a commercial lender. Under that agreement, the Company could borrow up to 80 percent of outstanding accounts receivable subject to certain limitations as defined in the agreement. The borrowings, which bore interest at the lender's base rate plus two percent were collateralized by substantially all of the Company's assets and were guaranteed by the stockholders. The note was paid in full during 1998 and the banking agreement has been terminated.

 4. COMMITMENT:

    The Company leases office space for its corporate headquarters in New York City under a ten year lease agreement which expires in 2007. The Company also leases office space in several other locations which expire between April 1999 and January 2000.

    Aggregate annual rentals under the agreement are as follows:

                                                                AMOUNT
                                                                ------
         1998 remaining                                       $  26,167
         1999                                                   148,317
         2000                                                   128,770
         2001                                                   131,817
         2002                                                   135,771
         Thereafter                                             742,473

    Rent expense for the ten months ended October 31, 1998 was approximately $65,000.

 5. COMMON STOCK:

    Eight shares of the issued and outstanding common stock have no voting rights.

 6. MAJOR CUSTOMERS AND CREDIT RISK CONCENTRATION:

    For the ten months ended October 31, 1998, two clients, engaged in the banking and financial services industries, respectively, accounted for, in aggregate, approximately 34 percent of total revenues. Amounts due from these clients represented approximately 40 percent of total accounts receivable at October 31, 1998.

 7. RELATED PARTY TRANSACTIONS:

    a. LEXUS TEMPORARIES, INC.: The Company shares office space and certain other resources with Lexus Temporaries, Inc. ("Lexus"), an entity which is owned by two stockholders of the Company. Due from Lexus Temporaries, Inc. represents net non-interest bearing advances made to Lexus.

    b. DUE FROM STOCKHOLDERS: Due from stockholders represents non-interest bearing advances made by the Company to certain stockholders.

 8. STOCKHOLDERS' EQUITY:

                                                                    AT OCT 31,
                                                                      1998
         Balance, beginning of period                               $3,398,618
         Net income                                                  2,176,725
                                                                    ----------

         Balance, end of period                                     $5,575,343
                                                                    ==========

 9. RETIREMENT PLAN:

    The Company maintains a 401(k) Retirement Plan for all of its employees. The Plan allows each employee the opportunity to contribute up to a maximum of $10,000 per year. The Company is not obligated to contribute to the Plan. The Company made no contributions to the Plan during the ten months ended October 31, 1998.

10. SUBSEQUENT EVENT:

    The stockholders of the Company entered into an agreement dated October 23, 1998, whereby the stockholders sold substantially all of the assets and liabilities of the Company, effective October 31, 1998. The sale price was in excess of book value.

    No effect has been given to this transaction in the accompanying financial statements.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of Lexus Temporaries, Inc.:

In our opinion, the accompanying balance sheet and the related statements of income and cash flows present fairly, in all material respects, the financial position of Lexus Temporaries, Inc. at October 31, 1998, and the results of their operations and their cash flows for the ten month period then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
January 7, 1999

LEXUS TEMPORARIES, INC.
BALANCE SHEET
as of October 31, 1998


                                     ASSETS

Current assets:
   Cash and cash equivalents                                                              $   322,478
   Accounts receivable, net                                                                 4,199,442
   Prepaid expenses and other current assets                                                   15,064
                                                                                          -----------

      Total current assets                                                                  4,536,984

Furniture and equipment, net                                                                   20,035
Other assets                                                                                   33,000
Due from stockholder                                                                           30,000
Due from employees                                                                              2,851
                                                                                          -----------


                                                                                          $ 4,622,870
                                                                                          ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Due to Lexstra International, Inc.                                                     $   757,250
   Accounts payable                                                                            73,132
   Accrued payroll and benefits                                                               403,474
   Accrued, other                                                                              21,000
                                                                                          -----------

      Total current liabilities                                                             1,254,856
                                                                                          -----------

Stockholders' equity:
   Common stock, no par value; 100 shares authorized, issued and outstanding                   45,000
   Retained earnings                                                                        3,323,014
                                                                                          -----------

      Total stockholders' equity                                                            3,368,014
                                                                                          -----------


                                                                                          $ 4,622,870
                                                                                          ===========


The accompanying notes are an integral part of the financial statements.

LEXUS TEMPORARIES, INC.
INCOME STATEMENT
for the ten month period ended October 31, 1998

Net revenues                                                      $ 17,509,456
Cost of revenues                                                    14,799,296
                                                                  ------------

      Gross profit                                                   2,710,160
                                                                  ------------
Operating expenses:
   Officers salaries and related benefits                              391,842
   Selling                                                             108,958
   General and administration                                          765,055
   Interest                                                             89,786
                                                                  ------------

      Total operating expenses                                       1,355,641
                                                                  ------------

      Net income                                                  $  1,354,519
                                                                  ============


The accompanying notes are an integral part of the financial statements.

LEXUS TEMPORARIES, INC.
STATEMENT OF CASH FLOWS
for the ten month period ended October 31, 1998


Cash flows from (used in) operating activities:
   Net income                                                                                           $  1,354,519
   Adjustments to reconcile net income to net cash used by operating activities:
      Depreciation                                                                                             5,793
      Bad debt expense                                                                                       361,000
      Changes in:
         Accounts receivable                                                                              (1,566,307)
         Accounts payable, accrued expenses and other current liabilities                                   (135,110)
                                                                                                        ------------

      Net cash provided by operating activities                                                               19,895
                                                                                                        ------------

Cash flows used in investing activities, acquisitions of property and equipment                               (6,042)
                                                                                                        ------------

      Net cash used in investing activities                                                                   (6,042)
                                                                                                        ------------
Cash flows from (used in) financing activities:
   Repayment of note payable, bank, net                                                                   (1,236,362)
   Advances from related party                                                                             1,500,000
   Due from employee                                                                                          (2,851)
                                                                                                        ------------

      Net cash provided by financing activities                                                              260,787

Net increase in cash and cash equivalents                                                                    274,640

Cash and cash equivalents, beginning of period                                                                47,838
                                                                                                        ------------

Cash and cash equivalents, end of period                                                                $    322,478
                                                                                                        ============
Supplemental disclosures of cash flow information:
   Cash payments for:
      Interest                                                                                          $     89,786
                                                                                                        ============

      Income taxes                                                                                      $      5,204
                                                                                                        ============


The accompanying notes are an integral part of the financial statements.

LEXUS TEMPORARIES, INC.
NOTES TO FINANCIAL STATEMENTS

 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

    a. NATURE OF BUSINESS: Lexus Temporaries, Inc. (the "Company") provides temporary services to corporations, including special technical content jobs, such as PC technicians and low technical content positions, such as secretarial and clerical.

        Effective October 31, 1998, the stockholders of the Company sold substantially all of the assets and liabilities of the Company to MSX International, Inc.

    b. CASH AND CASH EQUIVALENTS: The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

    c. REVENUE RECOGNITION: Revenues are recognized as contract costs are incurred and are valued at selling price based on contractual billing rates. Contract costs include direct labor costs and reimbursable expenses.

    d. INCOME TAXES: The Company, with the consent of its stockholders, has elected to be taxed under Subchapter-S of the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders are taxed individually on their pro-rata share of the Company's taxable income. Accordingly, no provision or liability for Federal or certain state income taxes is reflected in the financial statements. State and local tax provisions, which are generally not material, have been included in general and administration expenses.

    e. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions also affect the reported amounts of revenue and expenses during the reporting periods. Actual results may differ from such estimates and assumptions.

    f. ADVERTISING: The Company charges advertising costs to expense as incurred. Advertising costs charged to expense for the ten month period ended October 31, 1998 were approximately $57,000.

 2. ACCOUNTS RECEIVABLE, NET:

    Receivables are presented net of an aggregate allowances for doubtful accounts of $511,000 at October 31, 1998. Receivables arise from services provided pursuant to contracts or agreements with customers for such services.

 3. NOTE PAYABLE:

    The Company was involved in a banking agreement with a commercial lender. Under that agreement, the Company could borrow up to 80 percent of outstanding accounts receivable subject to certain limitations as defined in the agreement. The borrowings, which bore interest at the lender's base rate plus two percent were collateralized by substantially all of the Company's assets and were guaranteed by the stockholders. The note was paid in full during 1998 and the banking agreement has been terminated.

 4. COMMITMENT:

    The Company leases office space for its corporate headquarters in New York City under a ten year lease agreement which expires in 2007. The Company \ also leases office space in several other locations which expire between April 1999 and January 2000.

    Aggregate annual rentals under the agreement are as follows:

                                                             AMOUNT
                                                             ------
         1998 remaining                                  $   26,167
         1999                                               148,317
         2000                                               128,770
         2001                                               131,817
         2002                                               135,771
         Thereafter                                         742,473

    Rent expense for the ten months ended October 31, 1998 was approximately $64,000.

 5. RELATED PARTY TRANSACTIONS:

    a. LEXSTRA INTERNATIONAL, INC.: The Company shares office space and certain other resources with Lexstra International, Inc. ("Lexstra"), an entity which is primarily owned by the two stockholders of the Company. Due to Lexstra International, Inc. represents net non-interest bearing advances received from Lexstra.

    b. DUE FROM STOCKHOLDERS: Due from stockholders represents non-interest bearing advances made by the Company to the stockholders.

 6. MAJOR CUSTOMER A CREDIT RISK CONCENTRATION:

    Approximately 93 percent of the Company's service fees for the ten months ended October 31, 1998, are attributable to one customer, a regional telephone company. Amounts due from this client represented approximately 92 percent of total accounts receivable at October 31, 1998.

 7. STOCKHOLDERS' EQUITY:

                                                               AT OCT 31,
                                                                  1998
                                                               ----------
       Balance, beginning of period                           $2,013,495
       Net income                                              1,354,519
                                                              ----------

       Balance, end of period                                 $3,368,014
                                                              ==========

 8. RETIREMENT PLAN:

    The Company maintains a 401(k) Retirement Plan for all of its employees. The Plan allows each employee the opportunity to contribute up to a maximum of $10,000 per year. The Company is not obligated to contribute to the Plan. The Company made no contributions to the Plan during the 10 months ended October 31, 1998.

 9. SUBSEQUENT EVENT:

    The stockholders of the Company entered into an agreement dated October 23, 1998, whereby the stockholders sold substantially all of the assets and liabilities of the Company, effective October 31, 1998. The sale price was in excess of book value.

    No effect has been given to these transactions in the accompanying financial statements.

                                                    INDEPENDENT AUDITORS' REPORT
                                                     ON THE FINANCIAL STATEMENTS





To the Stockholders
Lexstra International, Inc.

We have audited the accompanying balance sheets of Lexstra International, Inc. as of December 31, 1997 and 1996, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lexstra International, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





/s/ URBACH KAHN & WERLIN, PC


New York, New York
March 27, 1998

LEXSTRA INTERNATIONAL, INC.

BALANCE SHEETS
DECEMBER 31, 1997 AND 1996




====================================================================================================================================
                                                                                                    1997                     1996
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
 Cash and cash equivalents                                                                       $   25,759               $  190,823
 Accounts receivable - trade, net of allowances of
   $180,000 - 1997 and $194,000 - 1996                                                            4,591,524                3,006,575
 Prepaid expenses and other current assets                                                           86,116                   37,890
 Due from bank                                                                                      583,412                     --
 Due from stockholders                                                                               62,782                     --
------------------------------------------------------------------------------------------------------------------------------------
           Total current assets                                                                   5,349,593                3,235,288
FURNITURE AND EQUIPMENT, net                                                                         65,410                   17,262
OTHER ASSETS                                                                                         33,365                     --
------------------------------------------------------------------------------------------------------------------------------------
           Total assets                                                                          $5,448,368               $3,252,550
====================================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Note payable, bank                                                                               $     --                 $  350,000
Due to Lexus Temporaries, Inc.                                                                      742,750                   75,000
Due to stockholders                                                                                    --                     34,670
Accounts payable and accrued expenses                                                             1,307,000                  761,792
------------------------------------------------------------------------------------------------------------------------------------
           Total current liabilities                                                              2,049,750                1,221,462
------------------------------------------------------------------------------------------------------------------------------------
COMMITMENTS
STOCKHOLDERS' EQUITY
Common stock, no par value; 200 shares authorized,
  100 shares issued and outstanding                                                                  50,000                   50,000
Retained earnings                                                                                 3,348,618                1,981,088
------------------------------------------------------------------------------------------------------------------------------------
           Total stockholders' equity                                                             3,398,618                2,031,088
------------------------------------------------------------------------------------------------------------------------------------
           Total liabilities and stockholders' equity                                             5,448,368               $3,252,550
====================================================================================================================================

                                              See Notes to Financial Statements.

LEXSTRA INTERNATIONAL, INC.

STATEMENTS OF INCOME AND RETAINED EARNINGS
YEARS ENDED DECEMBER 31, 1997 AND 1996





====================================================================================================================================
                                                                                                    1997                   1996
------------------------------------------------------------------------------------------------------------------------------------
Revenues:
   Consulting                                                                                   $19,003,678             $11,152,164
   Commissions                                                                                      398,116                 168,510
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 19,401,794              11,320,674
------------------------------------------------------------------------------------------------------------------------------------
Cost of revenues
   Personnel                                                                                     13,785,713               8,807,186
   Referral fees and recruiting expenses                                                            660,577                 431,317
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 14,446,290               9,238,503
------------------------------------------------------------------------------------------------------------------------------------
       Gross profit                                                                               4,955,504               2,082,171
------------------------------------------------------------------------------------------------------------------------------------
Operating expenses:
   Officers' salaries and related benefits                                                        1,115,069                 272,595
   Selling                                                                                        1,671,886                 743,124
   General and administration                                                                       768,128                 328,333
   Interest                                                                                          32,891                  11,561
------------------------------------------------------------------------------------------------------------------------------------
       Total operating expenses                                                                   3,587,974               1,355,613
------------------------------------------------------------------------------------------------------------------------------------
Income from operations                                                                            1,367,530                 726,558
Other income:
   Interest                                                                                               -                  11,710
------------------------------------------------------------------------------------------------------------------------------------
Net income                                                                                        1,367,530                 738,268
Retained earnings, beginning of year                                                              1,981,088               1,674,338
Distributions                                                                                             -                (431,518)
------------------------------------------------------------------------------------------------------------------------------------
Retained earnings, end of year                                                                  $ 3,348,618            $  1,981,088
====================================================================================================================================

                                              See Notes to Financial Statements.

LEXSTRA INTERNATIONAL, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1997 AND 1996

===================================================================================================================================
                                                                                                    1997                    1996
-----------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                                   $ 1,367,530             $   738,268
   Adjustments to reconcile net income to net cash provided by
     (used in) operating activities:
     Depreciation                                                                                    17,300                   6,025
     Changes in:
       Accounts receivable                                                                       (1,584,949)             (1,406,523)
       Prepaid expenses and other current assets                                                    (48,226)                (22,515)
       Accounts payable and accrued expenses and other
         accrued liabilities                                                                        545,208                 521,101
-----------------------------------------------------------------------------------------------------------------------------------
           Net cash provided by (used in) operating activities                                      296,863                (163,644)
-----------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisitions of property and equipment                                                           (65,448)                (10,159)
   Other assets                                                                                     (33,365)                      -
-----------------------------------------------------------------------------------------------------------------------------------
           Net cash provided by (used in) investing activities                                      (98,813)                (10,159)
-----------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Borrowings on notes payable, net                                                                (933,412)                350,000
   Repayments to stockholders, net                                                                  (97,452)                (50,000)
   Advances from related party, net                                                                 667,750                  75,000
   Stockholders' distributions                                                                            -                (431,518)
-----------------------------------------------------------------------------------------------------------------------------------
           Net cash provided by (used in) financing activities                                     (363,114)                (56,518)
-----------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                                               (165,064)               (230,321)
Cash and cash equivalents, beginning of year                                                        190,823                 421,144
-----------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year                                                          $    25,759             $   190,823
===================================================================================================================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Cash payments for:
     Interest                                                                                   $    32,891             $    11,562
===================================================================================================================================
     Income taxes                                                                               $    21,982             $    60,656
===================================================================================================================================

See Notes to Financial Statements.

LEXSTRA INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================


NOTE 1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

           NATURE OF BUSINESS:

              Lexstra International, Inc. (the "Company") provides per diem computer software development field consulting services for high technical content positions to a diverse client base located primarily in the Northeastern United States.

           REVENUE RECOGNITION

           Consulting revenues are recognized as the related services are provided.

           CASH AND CASH EQUIVALENTS:

              The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

           INCOME TAXES:

              The Company, with the consent of its stockholders, has elected to be taxed as an "S" Corporation under the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders are taxed individually on their pro-rata share of the Company's taxable income. Accordingly, no provision or liability for Federal or certain state income taxes is reflected in the financial statements. State and local tax provisions, which are not material, have been included in general and administration expenses.

           USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS:

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

           ADVERTISING

           The Company charges advertising costs to expense as incurred. Advertising costs charged to expense for the year ended December 31, 1997 and 1996 was approximately $90,000 and $44,000.

           RECLASSIFICATIONS

              Certain reclassifications have been made to the prior year financial statements to conform with the presentation for 1997.

LEXSTRA INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================


NOTE 2.    NOTE PAYABLE/DUE FROM BANK

           The Company entered into a new banking agreement with a commercial lender in March, 1997. Under this agreement, the Company may borrow up to 80% of outstanding accounts receivable subject to certain limitations as defined in the agreement. The borrowings, which bear interest at the lender's base rate plus 2% are collateralized by substantially all of the Company's assets and are guaranteed by the stockholders. Amounts due from bank represent collections of accounts receivable, which have not been remitted to the Company, and are being held as collateral for amounts due the bank from Lexus Temporaries, Inc. (Note 3).


NOTE 3.    RELATED PARTY TRANSACTIONS

           LEXUS TEMPORARIES, INC.:

              The Company shares office space and certain other resources with Lexus Temporaries, Inc. ("Lexus"), an entity which is owned by shareholders of the Company. Amounts due to Lexus represent non-interest bearing advances made to the Company.

           STOCKHOLDERS:

              Due from stockholders at December 31, 1997 are non-interest bearing advances.

              Due to stockholders at December 31, 1996 consisted of non-interest bearing advances.


NOTE 4.    MAJOR CUSTOMERS AND CREDIT RISK CONCENTRATION

           For the year ended December 31, 1997 and 1996, two clients in the banking and financial services industries, accounted for approximately 44% and 24% of total revenues, respectively. Amounts due from these clients represented approximately 38% and 36% of total accounts receivable at December 31, 1997 and 1996, respectively.


NOTE 5.    COMMON STOCK

           Five shares of the issued and outstanding common stock have no voting rights.


NOTE 6.    RETIREMENT PLAN

           The Company maintains a 401(K) Retirement Plan for all of its employees. The Plan allows each employee the opportunity to contribute up to a maximum of $10,000 per year. The Company is not obligated to contribute to the Plan. The Company made no contributions to the Plan during the years ended December 31, 1997 and 1996.

LEXSTRA INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================

NOTE 7.    COMMITMENTS

           LEASES:

              The Company leases office space in New York City under a ten year lease agreement which expires in 2007. The Company also leases office space in Boston under a lease agreement which expires in 1998.

              Aggregate annual rentals under the agreements are as follows:

             --------------------------------------------------------------------------------------------------
               YEAR                                                                                  AMOUNT
             --------------------------------------------------------------------------------------------------
               1998                                                                                $ 60,624
               1999                                                                                $ 63,519
               2000                                                                                $ 65,433
               2001                                                                                $ 67,392
               2002                                                                                $ 69,414
               Thereafter                                                                          $318,795


           Rent expense for the year ended December 31, 1997 and 1996 was approximately $53,000 and $31,000.

                                                    INDEPENDENT AUDITORS' REPORT




To the Stockholders
Lexus Temporaries, Inc.

We have audited the accompanying balance sheets of Lexus Temporaries, Inc. as of December 31, 1997 and 1996, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lexus Temporaries, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





/s/ URBACH KAHN & WERLIN, PC


New York, New York
March 27, 1998

LEXUS TEMPORARIES, INC.

BALANCE SHEETS
DECEMBER 31, 1997 AND 1996

====================================================================================================================================
                                                                                                      1997                   1996
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                                                          $   47,838             $   70,018
Accounts receivable - trade, net of allowances of $150,000 in
  1997 and $57,000 in 1996                                                                          2,994,135              2,240,963
Prepaid expenses and other current assets                                                              15,066                  1,924
Due from Lexstra International, Inc.                                                                  742,750                 75,000
Due from stockholders                                                                                  30,000                 30,000
------------------------------------------------------------------------------------------------------------------------------------
       Total current assets                                                                         3,829,789              2,417,905
FURNITURE AND EQUIPMENT, net                                                                           19,783                 20,449
OTHER ASSETS                                                                                           33,000                  5,805
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                                                                       $3,882,572             $2,444,159
====================================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Note payable, bank                                                                                 $1,236,361             $  387,500
Note payable, related party                                                                             --                   300,000
Accounts payable and accrued expenses                                                                 632,716                311,074
------------------------------------------------------------------------------------------------------------------------------------
Total current liabilities                                                                           1,869,077                998,574
------------------------------------------------------------------------------------------------------------------------------------
COMMITMENTS
STOCKHOLDERS' EQUITY
Common stock, no par value; 100 shares authorized,
  issued and outstanding                                                                               45,000                 45,000
Retained earnings                                                                                   1,968,495              1,400,585
------------------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                                          2,013,495              1,445,585
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                                                         $3,882,572             $2,444,159
====================================================================================================================================

See Notes to Financial Statements.

LEXUS TEMPORARIES, INC.

STATEMENTS OF INCOME AND RETAINED EARNINGS
YEARS ENDED DECEMBER 31, 1997 AND 1996

===================================================================================================================================
                                                                                                    1997                    1996
-----------------------------------------------------------------------------------------------------------------------------------
Revenues:
   Service fees                                                                                  $15,167,201             $9,261,261
-----------------------------------------------------------------------------------------------------------------------------------
Cost of revenues:
   Personnel                                                                                      12,820,119              6,825,266
   Referral fees and recruiting expenses                                                              28,213                 72,732
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  12,848,332              6,897,998
-----------------------------------------------------------------------------------------------------------------------------------
Gross profit                                                                                       2,318,869              2,363,263
-----------------------------------------------------------------------------------------------------------------------------------
Operating expenses:
   Officers salaries and related benefits                                                            811,641              1,524,416
   Selling                                                                                           339,190                244,413
   General and administration                                                                        503,106                350,751
   Interest                                                                                           97,022                 28,938
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                   1,750,959              2,148,518
-----------------------------------------------------------------------------------------------------------------------------------
Income from operations                                                                               567,910                214,745
Other income:
   Interest                                                                                                -                 12,883
-----------------------------------------------------------------------------------------------------------------------------------
Net income                                                                                           567,910                227,628
Retained earnings, beginning of year                                                               1,400,585              1,245,941
Distributions                                                                                              -                (72,984)
-----------------------------------------------------------------------------------------------------------------------------------
Retained earnings, end of year                                                                   $ 1,968,495             $1,400,585
===================================================================================================================================

See Notes to Financial Statements.

LEXUS TEMPORARIES, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1997 AND 1996

===================================================================================================================================
                                                                                                    1997                    1996
-----------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                                    $ 567,910                $ 227,628
   Adjustments to reconcile net income to net cash provided by
     (used in) operating activities:
       Depreciation                                                                                  9,054                    8,965
       Changes in:
         Accounts receivable                                                                      (753,172)                (790,249)
         Prepaid expenses and other current assets                                                 (13,142)                     491
         Accounts payable and accrued expenses                                                     321,642                  109,720
-----------------------------------------------------------------------------------------------------------------------------------
           Net cash provided by (used in) operating activities                                     132,292                 (443,445)
-----------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisitions of property and equipment                                                           (8,388)                 (13,034)
   Other assets                                                                                    (27,195)                  (1,005)
   Advances to related party, net                                                                 (667,750)                 (75,000)
-----------------------------------------------------------------------------------------------------------------------------------
           Net cash used in investing activities                                                  (703,333)                 (89,039)
-----------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Borrowings on note payable, bank, net                                                           848,861                  387,500
   Borrowings (repayments) on note from related party                                             (300,000)                 300,000
   Repayments on loans from stockholders, net                                                            -                  (48,176)
   Stockholders' distributions                                                                           -                  (72,984)
-----------------------------------------------------------------------------------------------------------------------------------
           Net cash provided by financing activities                                               548,861                  566,340
-----------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                                               (22,180)                  33,856
Cash and cash equivalents, beginning of year                                                        70,018                   36,162
-----------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year                                                          $   47,838                $  70,018
===================================================================================================================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Cash payments for:
     Interest                                                                                   $   84,420                $  17,383
===================================================================================================================================
     Income taxes                                                                               $   51,317                $  27,938
===================================================================================================================================

See Notes to Financial Statements.

LEXUS TEMPORARIES, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================

NOTE 1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

           NATURE OF BUSINESS:

              Lexus Temporaries, Inc. (the "Company") provides temporary personnel services to business organizations, including special technical content jobs such as PC technicians, and low technical content positions such as secretarial and clerical. Substantially all of the Company's service fees (97% in 1997 and 94% in 1996) were attributable to one client, a regional telephone company. Amounts due from this client represented approximately 96% and 90% of total accounts receivable at December 31, 1997 and 1996.

           CASH AND CASH EQUIVALENTS:

              The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

           INCOME TAXES:

              The Company, with the consent of its stockholders, has elected to be taxed as an "S" Corporation under the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders are taxed individually on their pro-rata share of the Company's taxable income. Accordingly, no provision or liability for Federal or certain state income taxes is reflected in the financial statements. State and local tax provisions, which are generally not material, have been included in general and administration expenses.

           USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS:

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.
              Actual results could differ from those estimates.

           ADVERTISING:

              The Company charges advertising costs to expense as incurred. Advertising costs charged to expense for the year ended December 31, 1997 and 1996 was approximately $74,000 and $122,000.

           RECLASSIFICATIONS

              Certain reclassifications have been made to the prior year financial statements to conform with the presentation for 1997.

LEXUS TEMPORARIES, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================

NOTE 2.    NOTE PAYABLE, BANK

           The Company entered into a new banking agreement with a commercial lender in March, 1997. Under this agreement, the Company may borrow up to 80% of outstanding accounts receivable subject to certain limitations as defined in the agreement. The borrowings, which bear interest at the lenders base rate plus 2% are collateralized by substantially all of the Company's assets and are guaranteed by the stockholders. At December 31, 1997, approximately $583,000 in cash collections from Lexstra International, Inc. (Note 3) were being held as collateral for Company borrowings.


NOTE 3.    RELATED PARTY TRANSACTIONS

           LEXSTRA INTERNATIONAL, INC.:

              The Company shares office space and certain other resources with Lexstra International, Inc. ("Lexstra"), an entity which is owned by the stockholders of the Company. Amounts due from related party represent non-interest bearing advances made by the Company.

           RELATED PARTY:

              Note payable, related party, at December 31, 1996, represented a loan made to the Company by a relative of one of the stockholders. The loan, with interest at 9%, was repaid in January, 1997.

           DUE FROM STOCKHOLDERS:

              Due from stockholders represents non-interest bearing advances made by the Company.


NOTE 4.    RETIREMENT PLAN

           Effective November 1, 1996, the Company established a 401(K) Retirement Plan for all of its employees. The Plan allows each employee the opportunity to contribute up to a maximum of $10,000 per year. The Company is not obligated to contribute to the Plan. The Company made no contributions to the Plan during the years ended December 31, 1997 and 1996

LEXUS TEMPORARIES, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================

NOTE 5.    COMMITMENT

           The Company leases office space in New York City under a ten year lease agreement which expires in 2007. The Company also leases office space in Boston under a lease agreement which expires in 1998.

           Aggregate annual rentals under the agreements are as follows:

           --------------------------------------------------------------------------------------------------
               YEAR                                                                              AMOUNT
           --------------------------------------------------------------------------------------------------
               1998                                                                            $ 60,624
               1999                                                                            $ 63,519
               2000                                                                            $ 65,433
               2001                                                                            $ 67,392
               2002                                                                            $ 69,417
                                                                                               $318,795

           Rent expense for the year ended December 31, 1997 and 1996 was approximately $41,000 and $19,000, respectively.

            ITEM 7 (b) PRO FORMA CONSOLIDATED FINANCIAL DATA

                          PRO FORMA FINANCIAL DATA

The following unaudited pro forma financial data has been derived from the unaudited historical consolidated financial statements as of and for the nine months ended September 27, 1998 for MSX International, Inc. ("MSXI" or "the Company") and from the unaudited historical financial statements of Lexstra International, Inc. and Lexus Temporaries, Inc. as of and for the nine months ended September 30, 1998 and from the audited historical financial statements of the Company for the fiscal year ended December 28, 1997 and of Lexstra International, Inc. ("Lexstra") and Lexus Temporaries, Inc. ("Lexus") for the year ended December 31, 1997.

The Company acquired Lexstra International, Inc. and Lexus Temporaries, Inc. effective October 31, 1998 ("the Acquisition"). The pro forma information gives effect to the Acquisition as described in the notes to the unaudited pro forma consolidated financial data.

The unaudited pro forma consolidated balance sheet gives effect to the Acquisition as if it had occurred on September 27, 1998. The unaudited pro forma consolidated statements of operations give effect to the Acquisition as if the transaction had occurred on January 3, 1997. The unaudited pro forma consolidated financial data do not purport to represent what the Company's results of operations or financial position would actually have been had these transactions occurred at such times. This data also does nor purport to project the Company's results of operations or financial position for or at any future period or date.

The unaudited pro forma consolidated financial data should be read in conjunction with the related historical financial statements and the notes thereto.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                      AS OF SEPTEMBER 27, 1998 (UNAUDITED)


                                                                                              PRO FORMA
                                                            MSXI      LEXUS     LEXSTRA      ADJUSTMENTS     PRO FORMA
                                                            ----      -----     -------      -----------     ---------

                                                                              (DOLLARS IN THOUSANDS)

ASSETS
Current Assets:
   Cash and cash equivalents                                 $3,949     $322   $1,583                         $5,854
   Receivables, net                                         164,445    4,200    5,038                        173,683
   Inventory                                                  1,681                                            1,681
   Prepaid expenses and other assets                          9,766       45       29                          9,840
   Deferred income taxes                                      2,015                                            2,015
                                                           --------   ------   ------       -------          -------
     Total current assets                                   181,856    4,567    6,650                        193,073
Property and equipment, net                                  31,829       20       93                         31,942
Goodwill, net                                                34,082                         $15,130 (A)       49,212

Other assets                                                 11,610       36      864          (830)(B)       11,680
Deferred income taxes                                        15,680                                           15,680
                                                           --------   ------   ------       -------         --------
     Total assets                                          $275,057   $4,623   $7,607       $14,300         $301,587
                                                           ========   ======   ======       =======         ========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Notes payable and current portion of long-term debt       $4,511                                           $4,511
   Accounts payable                                          77,375   $   73   $  531                         77,979
   Accrued payroll and benefits                              21,492      404      636                         22,532
   Accrued expenses                                          18,341      778      865         ($757)(B)       19,227
   Deferred income taxes                                      2,704                                            2,704
                                                           --------   ------   ------       -------          -------
     Total current liabilities                              124,423    1,255    2,032          (757)         126,953

Long-term debt                                              134,850                          24,000 (C)      158,850
Long-term capital lease obligations                             281                                              281
Long-term deferred compensation liability and other           3,911                                            3,911
                                                           --------   ------   -------      -------          -------
     Total liabilities                                      263,465    1,255    2,032        23,243          289,995
                                                           --------   ------   -------      -------          -------
Redeemable Series A Preferred Stock                          36,000                                           36,000
Shareholders' equity

   Common stock                                                   1       45       50           (95)(D)            1

   Additional paid-in capital                              (22,251)                                          (22,251)
   Accumulated other comprehensive income                     (706)                                             (706)
   Retained earnings (accumulated deficit)                  (1,452)    3,323    5,525        (8,848)(D)       (1,452)
                                                           --------   ------   -------      -------          -------
     Total shareholders' equity (deficit)                  (24,408)    3,368    5,575        (8,943)         (24,408)
                                                           -------    ------   -------      -------         --------
     Total liabilities and shareholders' equity            $275,057   $4,623   $7,607       $14,300         $301,587
                                                           ========   ======   ======       =======         ========

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
     FOR THE FISCAL NINE MONTH PERIOD ENDED SEPTEMBER 27, 1998 (UNAUDITED)



                                                                                PRO FORMA
                                                MSXI       LEXUS     LEXSTRA   ADJUSTMENTS      PRO FORMA
                                                ----       -----     -------   -----------      ---------

Net sales                                     $783,749   $ 15,758   $ 19,324                     $818,831
Cost of sales                                 (723,722)   (12,323)   (13,591)                    (749,636)
                                              --------   --------    -------    ---------        --------
  Gross profit                                  60,027      3,435      5,733                       69,195
                                              --------   --------    -------    ---------        --------
Selling,general and administrative expenses    (41,069)    (2,136)    (3,770)   $     379 (A)
                                                                                     (378)(B)     (46,974)
Michigan Single Business Tax                    (2,733)                                            (2,733)
                                              --------   --------    -------    ---------        --------
  Operating income                              16,225      1,299      1,963            1          19,488
                                              --------   --------    -------    ---------        --------
Other income (expense), net
  Interest expense, net                        (11,936)       (81)        (4)      (1,191)(C)     (13,212)
  Interest expense, related parties             (1,040)                                            (1,040)
                                              --------   --------    -------    ---------        --------
                                               (12,976)       (81)        (4)      (1,191)        (14,252)
                                              --------   --------    -------    ---------        --------
  Income (loss) before income taxes              3,249      1,218      1,959       (1,190)          5,236
Income tax provision (benefit)                   1,728                               (452)(D)
                                                                                    1,207 (E)       2,483
                                               -------    -------    -------    ---------        --------
  Net income (loss)                            $ 1,521    $ 1,218    $ 1,959    $  (1,945)       $  2,753
                                               =======    =======    =======    =========        ========


                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
            FOR THE FISCAL YEAR ENDED DECEMBER 28, 1997 (UNAUDITED)




                                                                                           PRO FORMA
                                                         MSXI        LEXUS     LEXSTRA    ADJUSTMENTS     PRO FORMA
                                                         ----        -----     -------    -----------     ---------

Net sales                                              $ 564,546     $ 15,167   $ 19,402                      $ 599,115
Cost of sales                                           (514,019)     (12,848)   (14,446)                      (541,313)
                                                       ---------     --------   --------      -------         ---------
   Gross profit                                           50,527        2,319      4,956                         57,802
                                                       ---------     --------   --------      -------         ---------
Selling, general and administrative expenses             (36,007)      (1,654)    (3,555)      $1,599 (A)
                                                                                                 (504)(B)       (40,121)
Michigan Single Business Tax                              (2,868)                                                (2,868)
Restructuring costs                                       (2,000)                                                (2,000)
                                                       ---------     --------   --------      -------         ---------
   Operating income                                        9,652          665      1,401        1,095            12,813
                                                       ---------     --------   --------      -------         ---------
Other income (expense), net:
   Interest expense, net                                  (4,383)         (97)       (33)      (1,589)(C)        (6,102)
   Interest expense, related parties                      (8,017)                                                (8,017)
                                                       ---------     --------   --------      -------         ---------
                                                         (12,400)         (97)       (33)      (1,589)          (14,119)
                                                       ---------     --------   --------      -------         ---------

   Income (loss) before income taxes                      (2,748)         568      1,368         (494)           (1,306)
Income tax provision (benefit)                               225                                 (188)(D)
                                                                                                  736 (E)           773
                                                       ---------     --------   --------      -------         ---------
   Net income (loss)                                   $  (2,973)    $    568   $  1,368      $(1,042)        $  (2,079)
                                                       =========     ========   ========      =======         =========

BASIS OF PRESENTATION

Effective October 31, 1998, MSX International, Inc. ("MSXI" or "the Company") consummated its acquisition of Lexstra International, Inc, and Lexus Temporaries, Inc. ("the Acquisition") pursuant to an Asset Purchase Agreement dated as of October 23, 1998. Under the Asset Purchase Agreement, a wholly-owned subsidiary of MSX International, Inc. purchased substantially all of the assets and assumed substantially all of the operating liabilities of Lexstra International, Inc, and Lexus Temporaries, Inc. The Company did not assume any bank debt. The total purchase price for these net assets was $24 million at the closing with additional payments contingent on achieving certain operating results for the years 1998 through 2000. The Acquisition was initially announced on October 27, 1998, and via a filing under Form 8-K on October 28, 1998. The Acquisition will be accounted for under the purchase method of accounting. Funding for the transaction was provided by borrowings under the New Credit Facility.

The pro forma consolidated financial statements include preliminary allocations of the aggregate purchase price to the assets acquired and liabilities assumed based on estimated fair values. Purchase accounting adjustments necessary to allocate the aggregate purchase price remain subject to change and amortization expense reflected in the MSX International, Inc. financial statements may vary from the pro forma information. The final determination of the purchase price for the Acquisition will be completed when certain contractual matters are concluded. Any adjustments to the purchase price will change recorded goodwill and will be amortized to expense over the remaining goodwill period. Management believes the resolution of these matters will not have a material effect on the results of operations, financial position or cash flows of the Company.

The following unaudited pro forma adjustments are based on available information and certain management estimates and assumptions. The Company believes that such adjustments provide a reasonable basis for presenting all of the significant effects of the Acquisition and that the pro forma adjustments are properly applied in the unaudited pro forma consolidated financial statements.

ADJUSTMENTS TO PRO FORMA CONSOLIDATED BALANCE SHEET AS OF
SEPTEMBER 27, 1998

The accompanying unaudited pro forma consolidated balance sheet as of September 27, 1998 has been prepared as if the Acquisition had been consummated as of September 27, 1998.

(A) Record the excess of purchase price over the estimated fair value of acquired assets and assumed liabilities.
(B) Eliminate assets not acquired and liabilities not assumed.
(C) Record borrowings under the New Credit Facility.
(D) Eliminate equity of the acquired businesses.

ADJUSTMENTS TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE FISCAL NINE MONTHS ENDED SEPTEMBER 27, 1998

The accompanying unaudited pro forma consolidated statement of operations for the fiscal nine months ended September 27, 1998 include the following adjustments to present results as if the Acquisition had been consummated on January 3, 1997.

(A) Reduce executive compensation expense to reflect new contractual agreements negotiated in connection with the Acquisition.
(B) Record amortization of goodwill resulting from the Acquisition over an estimated useful life of 30 years.
(C) Record interest expense associated with the New Credit Facility at an assumed annual interest rate of 7.19%.
(D) Record the income tax benefit resulting from the pro forma adjustments related to the Acquisition at an assumed effective income tax rate of 38%.
(E) Lexstra International, Inc. and Lexus Temporaries, Inc. had elected to be taxed under Subchapter-S of the Internal Revenue Code, which provided that, in lieu of corporate income taxes, the stockholders were taxed individually on their pro-rata share of taxable income. This adjustment is to record the assumed income tax provision that would have been incurred if Lexstra International, Inc. and Lexus Temporaries, Inc. had been taxable corporations taxed at an assumed effective income tax rate of 38%.

ADJUSTMENTS TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 28, 1997

The accompanying unaudited pro forma consolidated statement of operations for the fiscal year ended December 28, 1997 include the following adjustments to present results as if the Acquisition had been consummated on January 3, 1997.

(A) Reduce executive compensation expense to reflect new contractual agreements negotiated in connection with the Acquisition.
(B) Record amortization of goodwill resulting from the Acquisition over an estimated useful life of 30 years.
(C) Record interest expense associated with the New Credit Facility at an assumed annual interest rate of 7.19%.
(D) Record the income tax benefit resulting from the pro forma adjustments related to the Acquisition at an assumed effective income tax rate of 38%.
(E) Lexstra International, Inc. and Lexus Temporaries, Inc. had elected to be taxed under Subchapter-S of the Internal Revenue Code, which provided that, in lieu of corporate income taxes, the stockholders were taxed individually on their pro-rata share of taxable income. This adjustment is to record the assumed income tax provision that would have been incurred if Lexstra International, Inc. and Lexus Temporaries, Inc. had been taxable corporations taxed at an assumed effective income tax rate of 38%.